Exhibit (m)(2): Calculations of Illustrations for Succession Select-NY 2008 Revisions
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $67,121.92
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$54,462.57
+ Annual Premium*		$16,000.00
- Premium Expense Charge**		$560.00
- Monthly Deduction***		$1,446.70
- Mortality & Expense Charge****		$622.05
+ Hypothetical Rate of Return*****	-$	711.90

=		$67,122	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $60.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.51
2	$40.52
3	$40.53
4	$40.54
5	$40.55
6	$40.55
7	$40.56
8	$40.57
9	$40.58

Month	COI
10	$40.59
11	$40.60
12	$40.60

Total	$486.70

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(60.43)
2	$(60.23)
3	$(60.03)
4	$(59.83)
5	$(59.62)
6	$(59.42)
7	$(59.22)
8	$(59.02)
9	$(58.82)
10	$(58.62)
11	$(58.42)
12	$(58.22)

Total	$(711.90)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$67,121.92
- Year 5 Surrender Charge	$20,602.49

=	$46,519	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $80,573.68
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$63,398.48
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,441.93
- Mortality & Expense Charge****	$702.56
+ Hypothetical Rate of Return*****	$3,879.69

=	$80,574	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $60.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.19
2	$40.19
3	$40.18
4	$40.17
5	$40.17
6	$40.16
7	$40.16
8	$40.15
9	$40.15
10	$40.14
11	$40.14
12	$40.13

Total	$481.93

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$320.10
2	$320.67
3	$321.25
4	$321.83
5	$322.42
6	$323.00
7	$323.59
8	$324.18
9	$324.77
10	$325.36
11	$325.96
12	$326.55

Total	$3,879.69
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$80,573.68
- Year 5 Surrender Charge	$20,602.49

=	$59,971	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $96,341.11
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$73,462.37
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,436.50
- Mortality & Expense Charge****	$793.22
+ Hypothetical Rate of Return*****	$9,668.45

=	$96,341	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $60.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$39.83
2	$39.81
3	$39.79
4	$39.76
5	$39.74
6	$39.72
7	$39.70
8	$39.68
9	$39.65
10	$39.63
11	$39.61
12	$39.58

Total	$476.50

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$776.41
2	$781.59
3	$786.82
4	$792.09
5	$797.40
6	$802.75
7	$808.15
8	$813.59

Month	Interest
9	$819.08
10	$824.61
11	$830.18
12	$835.80

Total	$9,668.45
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$96,341.11
- Year 5 Surrender Charge	$20,602.49

=	$75,739	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $65,749.96
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$53,354.74
+ Annual Premium*		$16,000.00
- Premium Expense Charge**		$560.00
- Monthly Deduction***		$1,735.23
- Mortality & Expense Charge****		$610.67
+ Hypothetical Rate of Return*****	-$	698.88

=		$65,750	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $84.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.55
2	$40.56
3	$40.57
4	$40.58
5	$40.59
6	$40.60
7	$40.61
8	$40.62
9	$40.63
10	$40.63
11	$40.64
12	$40.65

Total	$487.23

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(59.45)
2	$(59.23)
3	$(59.01)
4	$(58.79)
5	$(58.57)
6	$(58.35)
7	$(58.13)
8	$(57.91)
9	$(57.69)
10	$(57.47)
11	$(57.25)
12	$(57.03)

Total	$(698.88)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$65,749.96
- Year 5 Surrender Charge	$20,602.49

=	$45,147	(rounded to the nearest dollar)
II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $78,976.12
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$62,146.82
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,730.56
- Mortality & Expense Charge****	$689.90
+ Hypothetical Rate of Return*****	$3,809.76

=	$78,976	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $84.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.24
2	$40.23
3	$40.23
4	$40.22
5	$40.22
6	$40.22
7	$40.21
8	$40.21
9	$40.20

Month	COI
10	$40.20
11	$40.19
12	$40.19

Total	$482.56

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$314.91
2	$315.37
3	$315.84
4	$316.30
5	$316.77
6	$317.24
7	$317.71
8	$318.18
9	$318.65
10	$319.13
11	$319.60
12	$320.08

Total	$3,809.76
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$78,976.12
- Year 5 Surrender Charge	$20,602.49

=	$58,374	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $94,484.29
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$72,051.81
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,725.20
- Mortality & Expense Charge****	$779.14
+ Hypothetical Rate of Return*****	$9,496.81

=	$94,484	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $84.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$39.88
2	$39.86
3	$39.84
4	$39.82
5	$39.80
6	$39.78
7	$39.76
8	$39.74
9	$39.71
10	$39.69
11	$39.67
12	$39.65

Total	$477.20

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$763.86
2	$768.73
3	$773.65
4	$778.60
5	$783.59
6	$788.63
7	$793.70
8	$798.81
9	$803.97
10	$809.17
11	$814.41
12	$819.69

Total	$9,496.81
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$94,484.29
- Year 5 Surrender Charge	$20,602.49

=	$73,882	(rounded to the nearest dollar)